                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                                      20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 14, 2000


                             FLOTEK INDUSTRIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                 ALBERT, CANADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


Commission file number  1-13270                       Employer I.D. #77-0709256


7030 Empire Central Drive
Houston, Texas
(Address of Principal Executive Offices)              80111
                                                      (Zip Code)


                                 (713) 849-9911
                               (Telephone Number)


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ITEM 1. RESIGNATION OF AUDITOR AND RETENTION OF NEW AUDITOR

     On or about the 26th day of January, 2000, Flotek Industries, Inc. received a letter from Grant Thornton LLP informing Flotek Industries, Inc. that the client-auditor relationship between Flotek Industries, Inc. and Grant Thornton LLP has ceased.

     To the best of the knowledge of Flotek Industries, Inc., this resignation of Grant Thornton came about as a result of Flotek Industries, Inc.'s not agreeing to have Grant Thornton audit and review the 10QSB filing for the third quarter ending November 30, 1999, because of the excessive cost factors and the probability that such audit and review of the quarterly return would take so much time that it could not be filed timely with the SEC.

     In a meeting of the Board of Directors of Flotek Industries, Inc. duly called and held on the 8th day of February, 2000, the Board approved the retaining of the firm of Weinstein Spira & Company, 5 Greenway Plaza, Suite 2200, Houston, Texas 77046, Telephone (713) 622-7000, Facsimile (713) 622-9535.

      Copy of the letter to Flotek Industries, Inc. from Grant Thornton is attached hereto, filed herewith, and marked "Exhibit A" for identification.

ITEM 2. OTHER EVENTS

     To the knowledge of Registrant, there are no other events, with respect to which information is not otherwise called for by this form, that the Registrant deems of importance to security holders of Registrant.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Registrant by the undersigned, duly authorized and empowered officer of the Registrant.



                                          FLOTEK INDUSTRIES, INC.



                                          By: /s/ JERRY D. DUMAS, SR.
                                             ---------------------------
                                              Jerry D. Dumas, Sr.
                                              President and CEO
                             Date: February 14, 2000
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ACCOUNTANTS AND                                          GRANT THORNTON (Logo)
MANAGEMENT CONSULTANTS

The US Member Firm of                                    GRANT THORNTON LLP
Grant Thornton International

      January 24, 2000




      Mr. Jerry Dumas
      President
      Flotek Industries, Inc.
      7030 Empire Central Drive
      Houston, Texas 77040

      Dear Mr. Dumas

      This is to confirm that the client-auditor relationship between Flotek Industires, Inc. (Commission File No 1-13270) and Grant Thorton LLP has ceased.

      Very truly yours,


      /s/ Grant Thornton LLP


      cc:   Office of the Chief Accountant
            SECPS Letter Files
            Securities and Exchange Commission
            Mail Stop 11-3
            450 Fifth Street, NW
            Washington, D.C. 20549













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Tel: 713-970-3600
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